BATCHER, ZARCONE & BAKER, LLP

                                                                                    ATTORNEYS AT LAW

SOUTH BAY OFFICE	Karen A. Batcher
4190 Bonita Road, Suite 205	kbatcher@bzblaw.com
Bonita, California 91902	_____________

Telephone: 619.475.7882	Additional San Diego
Facsimile: 619.789.6262	Offices

October 23, 2007

Mr. Dean Rogers, President

Edgemont Mining, Inc.

5744 Highway No. 6

Coldstream, BC V1B 3E1  Canada

Re:  Consent to Use Legal Opinion in Form SB-2

       Registration Statement - Edgemont Mining, Inc.

Dear Mr. Rogers:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

Regards,

BATCHER ZARCONE & BAKER, LLP

/s/ Karen A. Batcher, Esq.

Karen A. Batcher, Esq.

MAILING ADDRESS

4252 BONITA ROAD, #151  •  BONITA ,  CALIFORNIA   •   91902